Exhibit 99.1

Accelerate Diagnostics Reports Third Quarter 2021 Financial Results

TUCSON, Ariz., November 9, 2021 -- Accelerate Diagnostics, Inc. (Nasdaq: AXDX) today announced preliminary financial results for the third quarter for the period ended September 30, 2021, which remain subject to quarter end closing adjustments.

“The resurgence of COVID hospitalizations impacted our commercial execution in the quarter,” commented Jack Phillips, Chief Executive Officer of Accelerate Diagnostics, Inc. “Despite this recurring impediment to closing new accounts, I am pleased our team continued to build our funnel of prospective customers, and advance our development of Arc and Pheno 2.0.”

Third Quarter 2021 Highlights

•	Added 3 contracted instruments and brought 11 instruments live in the U.S. in the quarter.

•	Ended the third quarter with 304 U.S. clinically live and revenue-generating instruments, with another 86 U.S. contracted instruments in the process of being implemented and not yet revenue-generating.

•	Net sales were $3.1 million, compared to $3.6 million in the third quarter of 2020, or a 13% decline. Excluding instrument revenues, the business grew by 25% during this same period.

•	Gross margin was 32% for the quarter, compared to 36% in the third quarter of 2020. The decline in gross margins resulted from escalating inflation to manufacturing costs and other factors.

•	Selling, general, and administrative (SG&A) costs for the quarter were $10.8 million, compared to $11.5 million from the same quarter of the prior year. SG&A costs for the quarter excluding non-cash stock-based compensation were $7.5 million, compared to $8.3 million from the same quarter of the prior year. This decrease was the result of the ongoing benefits from cost-cutting efforts put in place during 2020.

•	Research and development (R&D) costs for the quarter were $4.7 million, compared to $5.0 million from the same quarter of the prior year. R&D costs excluding non-cash stock-based compensation expense for the quarter were $4.4 million, compared to $3.7 million from the quarter of the prior year. This increase was the result of progress in our Arc and Pheno 2.0 development programs and associated investment.

•	Net loss was $9.0 million in the third quarter, resulting in $0.15 net loss per share. Net loss excluding non-cash stock-based compensation expense for the third quarter was $5.4 million.

•	Net cash used in the quarter excluding financing was $12.3 million.

•	Reduced outstanding debt during the quarter by $51 million dollars, a 30% reduction.

•	Ended the quarter with total cash, investments, and cash equivalents of $57.0 million.

Year-to-date 2021 Highlights

•	Net sales were $8.4 million year-to-date, compared to $8.1 million from the same period of 2020, or an 5% increase. Instrument revenue declined, while consumable revenue grew by 24% over this period.

•	Gross margin was 35% year-to-date, compared to 41% from the same period in 2020. The decline in gross margins resulted from ongoing pandemic-related impacts to manufacturing costs and other factors.

•	Selling, general, and administrative (SG&A) costs year-to-date were $37.7 million, compared to $35.7 million from the same period of the prior year. SG&A costs excluding non-cash stock-based compensation were $23.2 million year to date, compared to $26.5 million from the same period of the prior year. This decrease was the result of the ongoing benefits from cost-cutting efforts put in place during 2020.

•	Research and development (R&D) costs were $17.3 million year to date, compared to $16.2 million from the same period of the prior year. R&D costs excluding non-cash stock-based compensation expense were $13.0 million year to date, compared to $13.4 million from the same period of the prior year. This decrease was the result of improved internal efficiencies, partially offset by increased investment in our Arc and Pheno 2.0 development programs.

•	Net loss was $54.9 million year to date, resulting in $0.91 net loss per share. Net loss excluding non-cash stock-based compensation expense was $35.8 million.

•	Net cash used excluding financing was $33.9 million

The foregoing preliminary financial results are subject to final quarter-end adjustment in the Form 10-Q for the quarter ended September 30, 2021. The Company expects to file the Form 10-Q by November 15, 2021, through the Securities and Exchange Commission’s (SEC) website at http://www.sec.gov.

Audio Webcast and Conference Call

To listen to the 2021 third quarter financial results, call by phone, +1.877.883.0383 and enter Elite Entry Number: 7399350. International participants may dial +1.412.902.6506. Please dial in 10–15 minutes prior to the start of the conference. A replay of the call will be available by telephone at +1.877.344.7529 (U.S.) or +1.412.317.0088 (International) using the replay code 10160827 until November 30, 2021.

This conference call will also be webcast and can be accessed from the company’s website at ir.axdx.com. A replay of the audio webcast will be available until February 9, 2022.

Use of Non-GAAP Financial Measures

This press release contains certain financial measures that are not recognized measures under accounting principles generally accepted in the United States of America (“GAAP”), which include SG&A, R&D, and Net income (loss) amounts excluding stock-based compensation expenses.

Our management and board of directors use expenses excluding the cost of stock-based compensation to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short-term and long-term operating and financing plans. Accordingly, we believe that expenses excluding the cost of stock-based compensation provides useful information for investors in understanding and evaluating our operating results in the same manner as our management and our board of directors. Expenses excluding the cost of stock-based compensation is a non-GAAP financial measure and should be considered in addition to, not as superior to, or as a substitute for, SG&A expenses, R&D expenses, and net income (loss) reported in accordance with GAAP. The following tables present a reconciliation of SG&A expenses, R&D expenses and net income (loss) excluding stock-based compensation to comparable GAAP measures for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	(in thousands)		(in thousands)
	2021	2020	2021	2020
Sales, general and administrative	$10,806	$11,465	$37,744	$35,738
Non-cash equity-based compensation as a component of sales, general and administrative	3,281	3,208	14,461	9,235
Sales, general and administrative less non-cash equity-based compensation	$7,525	$8,257	$23,283	$26,503

	Three Months Ended September 30,		Nine Months Ended September 30,
	(in thousands)		(in thousands)
	2021	2020	2021	2020
Research and development	$4,712	$5,001	$17,341	$16,191
Non-cash equity-based compensation as a component of research and development	266	1,349	4,340	2,807
Research and development less non-cash equity-based compensation	$4,446	$3,652	$13,001	$13,384

	Three Months Ended September 30,		Nine Months Ended September 30,
	(in thousands)		(in thousands)
	2021	2020	2021	2020
Loss from operations	$(14,532)	$(15,165)	$(52,148)	$(48,618)
Non-cash equity-based compensation as a component of loss from operations	3,629	4,676	19,058	12,291
Loss from operations less non-cash equity-based compensation	$(10,903)	$(10,489)	$(33,090)	$(36,327)

About Accelerate Diagnostics, Inc.

Accelerate Diagnostics, Inc. is an in vitro diagnostics company dedicated to providing solutions for the global challenges of antibiotic resistance and sepsis. The Accelerate Pheno® system and Accelerate PhenoTest® BC kit combine several technologies aimed at reducing the time clinicians must wait to determine the most optimal antibiotic therapy for deadly infections. The FDA cleared system and kit fully automate the sample preparation steps to report phenotypic antibiotic susceptibility results in approximately 7 hours direct from positive blood cultures. Recent external studies indicate the solution offers results 1–2 days faster than existing methods, enabling clinicians to optimize antibiotic selection and dosage specific to the individual patient days earlier.

The “ACCELERATE DIAGNOSTICS” and “ACCELERATE PHENO” and “ACCELERATE PHENOTEST” and diamond shaped logos and marks are trademarks or registered trademarks of Accelerate Diagnostics, Inc.

For more information about the company, its products and technology, or recent publications, visit axdx.com.

Forward-Looking Statements

Certain of the statements made in this press release are forward looking or may have forward looking implications. Examples of such forward looking statements or implications include Mr. Phillip’s statements regarding our building funnel of prospective customers, and advancements in our development of Arc and Pheno 2.0. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Information about the risks and uncertainties faced by Accelerate Diagnostics is contained in the section captioned “Risk Factors” in the company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 2, 2021, and in any other reports that the company files with the Securities and Exchange Commission. The company's forward-looking statements could be affected by general industry and market conditions. Except as required by federal securities laws, the company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

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For further information: Investor Inquiries & Media Contact: Laura Pierson, Accelerate Diagnostics, +1 520 365-3100, investors@axdx.com

Source: Accelerate Diagnostics Inc.

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

BALANCE SHEETS

(in thousands, except share data)

	September 30,	December 31,
	2021	2020
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$35,725	$35,781
Investments	21,299	32,488
Trade accounts receivable	2,269	1,550
Inventory	9,732	9,216
Prepaid expenses	978	1,172
Other current assets	1,513	1,780
Total current assets	71,516	81,987
Property and equipment, net	5,143	6,135
Right of use assets	2,679	3,183
Other non-current assets	1,823	2,120
Total assets	$81,161	$93,425

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$2,330	$1,290
Accrued liabilities	3,572	2,991
Accrued interest	143	1,262
Deferred revenue	469	376
Current portion of long-term debt	352	553
Current operating lease liability	645	497
Total current liabilities	7,511	6,969
Non-current operating lease liability	2,569	3,063
Other non-current liabilities	678	335
Long-term debt	72	4,659
Convertible notes	110,078	141,211
Total liabilities	$120,908	$156,237
Commitments and contingencies
Stockholders’ deficit:
Preferred shares, $0.001 par value;
5,000,000 preferred shares authorized with 2,636,364 shares issued and outstanding on September 30, 2021 and 5,000,000 preferred shares authorized with zero shares issued and outstanding on December 31, 2020	3	—
Common stock, $0.001 par value;
100,000,000 common shares authorized with 64,937,030 shares issued and outstanding on September 30, 2021 and 85,000,000 common shares authorized with 57,607,939 shares issued and outstanding on December 31, 2020	65	58
Contributed capital	553,134	475,072
Treasury stock	(45,067)	(45,067)
Accumulated deficit	(547,865)	(492,966)
Accumulated other comprehensive income	(17)	91
Total stockholders’ deficit	(39,747)	(62,812)
Total liabilities and stockholders’ deficit	$81,161	$93,425

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

Unaudited

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2021	2020	2021	2020
Net sales	$3,122	$3,588	$8,439	$8,056

Cost of sales	2,136	2,287	5,502	4,745
Gross profit	986	1,301	2,937	3,311

Costs and expenses:
Research and development	4,712	5,001	17,341	16,191
Sales, general and administrative	10,806	11,465	37,744	35,738
Total costs and expenses	15,518	16,466	55,085	51,929

Loss from operations	(14,532)	(15,165)	(52,148)	(48,618)

Other income (expense):
Interest expense	(4,211)	(3,955)	(12,477)	(11,540)
Gain on extinguishment of debt	9,840	—	9,840	—
Foreign currency exchange gain (loss)	(78)	229	(238)	191
Interest income	—	149	55	753
Other income (expense), net	(5)	(15)	69	(82)
Total other income (expense), net	5,546	(3,592)	(2,751)	(10,678)

Net loss before income taxes	(8,986)	(18,757)	(54,899)	(59,296)
Provision for income taxes	—	—	—	—
Net loss	$(8,986)	$(18,757)	$(54,899)	$(59,296)

Basic and diluted net loss per share	$(0.15)	$(0.33)	$(0.91)	$(1.07)
Weighted average shares outstanding	61,146	56,560	60,250	55,617

Other comprehensive loss:
Net loss	$(8,986)	$(18,757)	$(54,899)	$(59,296)
Net unrealized (loss) gain on debt securities available-for-sale	(3)	(117)	(21)	62
Foreign currency translation adjustment	(27)	71	(87)	90
Comprehensive loss	$(9,016)	$(18,803)	$(55,007)	$(59,144)

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Unaudited

(in thousands)

	Nine Months Ended
	September 30,	September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(54,899)	$(59,296)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,875	2,270
Amortization of investment discount	153	43
Equity-based compensation	19,058	12,291
Amortization of debt discount and issuance costs	9,250	8,256
(Gain) loss on disposal of property and equipment	(202)	546
Contributions to deferred compensation plan	(343)	(248)
Gain on extinguishment of debt	(10,680)	—
(Increase) decrease in assets:
Accounts receivable	(719)	532
Inventory and instruments in property and equipment	(527)	(1,734)
Prepaid expense and other	860	(1,267)
Increase (decrease) in liabilities:
Accounts payable	1,017	76
Accrued liabilities, and other	(436)	(759)
Accrued interest	(1,059)	(1,071)
Deferred revenue and income	93	67
Deferred compensation	343	240
Net cash used in operating activities	(36,216)	(40,051)

Cash flows from investing activities:
Purchases of equipment	(202)	(1,364)
Purchases of marketable securities	(22,345)	(44,589)
Maturities of marketable securities	33,601	41,707
Net cash provided by investing activities	11,054	(4,246)

Cash flows from financing activities:
Proceeds from issuance of common and preferred stock	22,640	—
Proceeds from exercise of options	1,456	4,458
Proceeds from issuance of common stocks under employee purchase plan	245	296
Proceeds from debt	—	5,552
Payment of debt	(6)	(13)
Transaction costs related to debt exchange not yet paid	840	—
Net cash provided by financing activities	25,175	10,293

Effect of exchange rate on cash	(69)	19

Increase (decrease) in cash and cash equivalents	(56)	(33,985)
Cash and cash equivalents, beginning of period	35,781	61,014
Cash and cash equivalents, end of period	$35,725	$27,029

	Nine Months Ended
	September 30,	September 30,
	2021	2020
Non-cash investing activities:
Net transfer of instruments from inventory to property and equipment	$508	$1,284
Supplemental cash flow information:
Interest paid	$4,288	$4,288
Income taxes paid, net of refunds	$—	$46
Extinguishment of Convertible Senior Notes through issuance of common stock	$34,545	$—

See accompanying notes to condensed consolidated financial statements.